UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

THREE MEMORIAL CITY PLAZA
840 GESSNER ROAD, SUITE 1400
HOUSTON, Texas 77024
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 589-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 8, 2026, Devon Energy Corporation (the “Company” or “Devon”) issued a press release announcing the Agreement, as defined and described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report and in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

On October 8, 2026, Devon Energy Production Company, L.P. (the “Seller”), a wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Agreement”) with Crescent (Eagle Ford) LLC (the “Purchaser”), and, for certain limited purposes, Crescent Energy Finance LLC, each a wholly-owned subsidiary of Crescent Energy Company, pursuant to which the Seller agreed to sell certain oil and gas assets located in the Eagle Ford in South Texas to the Purchaser for $4.2 billion in cash, subject to certain purchase price adjustments. The purchase price adjustments include, among other things, allocations of certain revenues and expenses based on a July 1, 2026 effective date. The transaction is expected to close in the fourth quarter of 2026 or early 2027, and the closing is subject to customary conditions, including, among other things, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the federal securities laws. Such statements include those concerning strategic plans, our expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this Current Report that address activities, events or developments that Devon expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially and adversely from our expectations due to a number of factors, including, but not limited to: the delay or failure to consummate the transaction due to unsatisfied closing conditions or otherwise; the actual amount of proceeds received due to purchase price adjustments, and the ultimate use of those proceeds; changes in commodity prices, market conditions or other circumstances that could negatively impact Devon’s ability to complete the anticipated share repurchases and debt reductions; and any of the other risks and uncertainties discussed in Devon’s 2025 Annual Report on Form 10-K (the “2025 Form 10-K”) or other filings with the Securities and Exchange Commission (“SEC”).

The forward-looking statements included in this Current Report speak only as of the date of this Current Report, represent management’s current reasonable expectations as of the date of this Current Report and are subject to the risks and uncertainties identified above as well as those described elsewhere in the 2025 Form 10-K and in other documents Devon files from time to time with the SEC. Devon cannot guarantee the accuracy of our forward-looking statements, and readers are urged to carefully review and consider the various disclosures made in the 2025 Form 10-K and in other documents Devon files from time to time with the SEC. All subsequent written and oral forward-looking statements attributable to Devon, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. Devon does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

99.1	Press release, dated October 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Adam M. Vela
Adam M. Vela
Senior Vice President and General Counsel

Date: October 8, 2026